EXHIBIT 99.1

Vanguard Health Systems Reports Fourth Quarter and Year End Fiscal 2012 Results
Outlook for Fiscal 2013 Issued

NASHVILLE, Tenn. - August 22, 2012 - Vanguard Health Systems, Inc. (NYSE: VHS) today announced financial and operating results for its fourth fiscal quarter and year ended June 30, 2012 and issued its outlook for fiscal 2013.
Fourth Quarter Fiscal 2012 Key Metrics (all percentage changes compare Q4 FY2012 to Q4 FY2011):
Consolidated:

•
Net income attributable to Vanguard Health Systems, Inc. stockholders was $19.3 million, or $0.24 per diluted share, compared to a net loss of $11.0 million, or $(0.23) per diluted share, during the prior year period

•	Adjusted EBITDA increased 9.6 percent to $140.8 million

Same Store:

•	Adjusted discharges increased 0.8 percent

•	Patient revenue per adjusted discharge increased 2.4 percent

•	Discharges declined 1.5 percent

Fiscal 2012 Key Metrics (all percentage changes compare fiscal year 2012 to fiscal year 2011):
Consolidated:

•	Total revenues increased $1,367.3 million or 29.8 percent

•
Net income attributable to Vanguard Health Systems, Inc. stockholders was $57.3 million, or $0.71 per diluted share, compared to a loss of $12.0 million, or $(0.26) per diluted share, during the prior year

•
Adjusted EBITDA increased 36.7 percent to $575.7 million, including the previously disclosed $34.6 million positive impact of updates to Medicare reimbursement estimates related to the rural floor provision of the Balanced Budget Act of 1997 and Supplemental Security Income ratios that occurred during the third quarter of fiscal 2012

Same Store:

•	Net patient service revenues increased 5.9 percent and health plan premium revenues declined 16.1 percent

•	Adjusted discharges increased 1.4 percent

•	Patient revenue per adjusted discharge increased 4.3 percent

•	Discharges declined 2.1 percent

A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders for the quarters and years ended June 30, 2011 and 2012 is included in this release.

Fourth Quarter Analysis
Consolidated total revenues increased $53.1 million during the fourth quarter of fiscal 2012 compared to the prior year period, primarily due to the acquisition of Valley Baptist Health System in September 2011. Consolidated total revenues would have increased $94.3 million absent the impact of a $41.2 million adjustment made during the fourth fiscal quarter to reduce patient service revenues with an offsetting reduction to employee benefits expense for healthcare services provided by hospitals in one of our new markets to employees in that market related to the entire fiscal year. The adjustment did not impact Adjusted EBITDA or net income attributable to Vanguard Health Systems, Inc. stockholders. Same store net patient service revenues increased 0.1 percent during the fourth quarter of fiscal 2012. Same store net patient service revenues would have increased 3.6 percent absent the impact of the adjustment noted above, resulting from a 2.4 percent increase in patient revenue per adjusted discharge and a 0.8 percent increase in adjusted discharges. Health plan premium revenues, on a same store basis, decreased 29.3 percent during the fourth quarter of fiscal 2012 due to the impact on Phoenix Health Plan of a combination of capitation rate decreases, program eligibility cuts and health plan profitability limitations for certain groups of covered members adopted by the Arizona Health Care Cost Containment System ("AHCCCS") during fiscal 2012.
Same store uncompensated care as a percentage of net patient revenues (prior to the uncompensated care deductions) increased from 15.8 percent during the fourth quarter of fiscal 2011 to 17.8 percent during the fourth quarter of fiscal 2012 as a result of an increase in uninsured discharges as a percentage of total discharges, price increases and greater difficulty in collecting patient copayment and deductible balances.
Net income attributable to Vanguard Health Systems, Inc. stockholders and earnings per share during the fourth quarter of fiscal 2012 were positively impacted by a lower than expected effective income tax rate. The 9% effective tax rate resulted from changes to state tax laws in Michigan and adjustments to state deferred tax asset valuation allowances on loss carryforwards in other states.
Fiscal Year To Date Analysis
Consolidated total revenues increased $1,367.3 million during the year ended June 30, 2012 compared to the prior year, primarily due to the acquisitions of The Detroit Medical Center (“DMC”) in January 2011 and Valley Baptist Health System in September 2011. Consolidated total revenues would have increased $1,408.5 million absent the impact of the adjustment noted above. Same store net patient service revenues increased 5.9 percent during the current year resulting from a 4.3 percent increase in patient revenue per adjusted discharge and a 1.4 percent increase in adjusted discharges. Health plan premium revenues, on a same store basis, decreased 16.1 percent during the current year due to the factors discussed above in the Fourth Quarter Analysis.
Same store uncompensated care as a percentage of net patient revenues (prior to the uncompensated care deductions) increased from 17.9 percent during the prior year to 21.4 percent during the current year due to the factors discussed above in the Fourth Quarter Analysis.
As previously discussed, changes to state income tax rates during the fourth fiscal quarter combined with the previously discussed reduction in the reserve for uncertain tax positions related to success-based transaction costs reflected during the third fiscal quarter caused our effective income tax rate to be lower than expected during the current year.
Balance Sheet and Cash Flows
We had cash of $455.5 million and total debt of $2,706.6 million as of June 30, 2012. As previously disclosed, on March 30, 2012, we completed an offering of $375.0 million aggregate principal amount of 7.750% Senior Notes due 2019. Additionally, in April 2012, we received commitments, which became effective in May 2012, from participating financial institutions to increase the borrowing availability under our revolving credit facility from $260.0 million to $365.0 million.
Cash flows from operating activities were $113.6 million during fiscal 2012. Changes in net operating assets and liabilities, excluding the impact of acquisitions, negatively impacted operating cash flows by $292.8 million during fiscal 2012 compared to a positive impact of $42.0 million during fiscal 2011. We made $166.9 million of interest and income tax payments during fiscal 2012, which was $34.4 million higher than these payments during fiscal 2011. The increase to net operating assets and liabilities primarily resulted from higher than normal net accounts receivable days due to significant payment delays from certain governmental programs and certain third party billing and coding delays; higher supplemental program and settlement receivables with governmental entities; reductions to health plan claims payables as a result of lower enrollment at Phoenix Health Plan and payments of prior year settlements due to AHCCCS; and increased employer contributions to the DMC defined benefit pension plan. Capital expenditures increased 42.0 percent to $293.3 million during fiscal 2012 compared to the prior year.

Outlook for Fiscal 2013
We are issuing the following outlook for our fiscal year ending June 30, 2013 operating results:

Projected Adjusted EBITDA	$550 - $575 million
Projected net income attributable to Vanguard Health Systems, Inc. stockholders	$62 - $77 million
Projected diluted earnings per share	$0.74 - $0.93
Projected capital expenditures	$510 - $530 million

We have included reconciliations in this release for the high-end and low-end estimates for certain of these projected fiscal year ending June 30, 2013 measures. The outlook projections are based upon management's current expectations and should be read in conjunction with the cautionary statement about forward-looking information below.
Earnings Conference Call
We will host a conference call at 11:00 a.m. EDT on August 23, 2012. All interested parties are invited to access a live webcast of the conference call on the Investor Relations Section of our website at http://vanguardhealth.com. If you are unable to participate during the live webcast, the webcast will be available on a replay basis for 90 days.
We own and operate 28 acute care and specialty hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Detroit, Michigan; metropolitan Phoenix, Arizona; San Antonio, Texas; Harlingen and Brownsville, Texas; and Worcester and metropolitan Boston, Massachusetts. Our strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.
Cautionary Statement about Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by safe harbors created thereby. Forward-looking statements are those statements that are based upon management's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. These statements are based upon estimates and assumptions made by our management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “continues” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These factors, risks and uncertainties include, among others, the following: our high degree of leverage and interest rate risk; our ability to incur substantially more debt; operating and financial restrictions in our debt agreements; our ability to generate cash necessary to service our debt; weakened economic conditions and volatile capital markets; potential liability related to disclosures of relationships between physicians and our hospitals; pre-payment and post-payment claims reviews by governmental agencies could result in additional costs to us; our ability to grow our business and successfully implement our business strategies, including growing our ambulatory care services platform; our ability to successfully integrate hospitals or ambulatory care facilities acquired in the future or to recognize expected synergies from such acquisitions; potential acquisitions could be costly, unsuccessful or subject us to unexpected liabilities; conflicts of interest that may arise as a result of our control by a small number of stockholders; the highly competitive nature of the healthcare industry; the geographic concentration of our operations; governmental regulation of the healthcare industry, including Medicare and Medicaid reimbursement levels in general and with respect to the impact of the Budget Control Act of 2011 and other future deficit reduction plans; a reduction or elimination of supplemental Medicare and Medicaid payments on which we depend, including disproportionate share payments, indirect medical education/graduate medical education payments, upper payment limit programs and other similar payments; pressures to contain costs by managed care organizations and other insurers and our ability to negotiate acceptable terms with these third party payers; our ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; the currently unknown effect on us of the major federal healthcare reforms enacted by Congress in March 2010, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or other potential additional federal or state healthcare reforms, including that states may opt out of the Medicaid expansion; potential adverse impact of known and unknown governmental investigations and audits; increased compliance costs from further government regulation of the healthcare industry and our failure to comply, or allegations of our failure to comply, with applicable laws and regulations; our failure to adequately enhance our facilities with technologically advanced equipment; the availability of capital to fund our corporate growth strategy and improvements to our existing facilities; potential lawsuits or other claims asserted against us; our ability to maintain or increase patient membership in and to control the costs of our managed healthcare plans; failure of AHCCCS to renew its contract with, or award future contracts to, Phoenix Health Plan; Phoenix Health Plan's ability to comply with the terms of its contract with AHCCCS, as noncompliance could subject it to fines, penalties or termination of the contract; our inability to manage health plan claims expense within our health plans; reductions in the enrollment of our health plans; changes in general economic conditions nationally and regionally in our markets; our exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on our senior management team and local management personnel; volatility of professional and general liability insurance for us and the physicians who practice at our hospitals and increases in the quantity and severity of professional liability claims; our ability to achieve operating and financial targets and to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and other operating expenses; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; a failure of our information systems; delays in receiving payments for services provided, especially from governmental payers; changes in revenue mix, including changes in Medicaid eligibility criteria and potential declines in the population covered under managed care agreements; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market value of our reporting units; cash payments that may be necessary to fund an underfunded defined benefit pension plan of the DMC; volatility of materials and labor costs for, or state efforts to regulate, potential construction projects that may be necessary for future growth; our reliance on payments from our subsidiaries, which may be restricted by our credit agreement and the indentures governing our senior notes; changes in accounting practices; our ability to demonstrate meaningful use of certified electronic health record technology and to receive the related Medicare or Medicaid incentive payments; and other risk factors described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.
Our forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to rely on such forward-looking statements when evaluating the information contained in this press release. In light of significant uncertainties inherent in the forward-looking statements included in this press release, you should not regard the inclusion of such information as a representation by us that the objectives and plans anticipated by the forward-looking statements will occur or be achieved or, if any of them do, what impact they will have on our financial condition, results of operations or cash flows.

We use our company website to provide important information to investors about the company, including the posting of important announcements regarding financial performance and corporate developments.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share amounts)

	Quarter ended June 30,
	2011		2012
Patient service revenues	$1,266.8	90.4%	$1,425.9	98.0%
Less: Provision for doubtful accounts	(88.2)	(6.3)	(137.9)	(9.5)
Patient service revenues, net	1,178.6	84.1	1,288.0	88.5
Premium revenues	223.1	15.9	166.8	11.5
Total revenues	1,401.7	100.0	1,454.8	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation)	639.2	45.6	657.7	45.2
Health plan claims expense	178.3	12.7	120.3	8.3
Supplies	207.6	14.8	234.6	16.1
Purchased services	123.0	8.8	142.3	9.8
Non-income taxes	29.9	2.1	42.0	2.9
Rents and leases	16.2	1.2	19.3	1.3
Other operating expenses	90.3	6.4	101.9	7.0
Medicare and Medicaid EHR incentives	(10.1)	(0.7)	(1.4)	(0.1)
Depreciation and amortization	62.2	4.4	67.0	4.6
Interest, net	53.3	3.8	50.4	3.5
Monitoring fees and expenses	27.6	2.0	—	—
Acquisition related expenses	0.6	—	0.2	—
Other	(3.8)	(0.3)	0.3	—
Total costs and expenses	1,414.3	100.9	1,434.6	98.6
Income (loss) from continuing operations before income taxes	(12.6)	(0.9)	20.2	1.4
Income tax benefit (expense)	3.1	0.2	(1.8)	(0.1)
Income (loss) from continuing operations	(9.5)	(0.7)	18.4	1.3
Loss from discontinued operations, net of taxes	(0.5)	—	—	—
Net income (loss)	(10.0)	(0.7)	18.4	1.3
Net loss (income) attributable to non-controlling interests	(1.0)	(0.1)	0.9	0.1
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(11.0)	(0.8)%	$19.3	1.3%

Per share data:
Basic:
Continuing operations	$(0.22)		$0.25
Discontinued operations	(0.01)		—
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(0.23)		$0.25
Diluted:
Continuing operations	$(0.22)		$0.24
Discontinued operations	(0.01)		—
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(0.23)		$0.24

Weighted average shares outstanding (in thousands):
Basic	47,387		75,459
Diluted	47,387		79,148

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share amounts)

	Year ended June 30,
	2011		2012
Patient service revenues	$4,014.6	87.6%	$5,731.0	96.3%
Less: Provision for doubtful accounts	(302.3)	(6.6)	(539.4)	(9.1)
Patient service revenues, net	3,712.3	81.0	5,191.6	87.3
Premium revenues	869.4	19.0	757.4	12.7
Total revenues	4,581.7	100.0	5,949.0	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation)	2,020.4	44.1	2,746.9	46.2
Health plan claims expense	686.3	15.0	578.9	9.7
Supplies	669.9	14.6	911.6	15.3
Purchased services	360.9	7.9	547.3	9.2
Non-income taxes	94.0	2.1	145.0	2.4
Rents and leases	54.1	1.2	75.0	1.3
Other operating expenses	289.8	6.3	406.0	6.8
Medicare and Medicaid EHR incentives	(10.1)	(0.2)	(28.2)	(0.5)
Depreciation and amortization	193.8	4.2	258.3	4.3
Interest, net	171.2	3.7	182.8	3.1
Acquisition related expenses	12.5	0.3	14.0	0.2
Debt extinguishment costs	—	—	38.9	0.7
Monitoring fees and expenses	31.3	0.7	—	—
Impairment and restructuring charges	6.0	0.1	(0.1)	—
Other	(4.5)	(0.1)	(6.0)	(0.1)
Total costs and expenses	4,575.6	99.9	5,870.4	98.7
Income from continuing operations before income taxes	6.1	0.1	78.6	1.3
Income tax expense	(8.6)	(0.2)	(22.2)	(0.4)
Income (loss) from continuing operations	(2.5)	(0.1)	56.4	0.9
Loss from discontinued operations, net of taxes	(5.9)	(0.1)	(0.5)	—
Net income (loss)	(8.4)	(0.2)	55.9	0.9
Net loss (income) attributable to non-controlling interests	(3.6)	(0.1)	1.4	0.1
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(12.0)	(0.3)%	$57.3	1.0%

Per share data:
Basic:
Continuing operations	$(0.13)		$0.76
Discontinued operations	(0.13)		(0.01)
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(0.26)		$0.75
Diluted:
Continuing operations	$(0.13)		$0.72
Discontinued operations	(0.13)		(0.01)
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(0.26)		$0.71

Weighted average shares outstanding (in thousands):
Basic	45,329		75,255
Diluted	45,329		78,873

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended		Year ended
	June 30,		June 30,
	2011	2012	2011	2012
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(11.0)	$19.3	$(12.0)	$57.3
Interest, net	53.3	50.4	171.2	182.8
Income tax expense (benefit)	(3.1)	1.8	8.6	22.2
Depreciation and amortization	62.2	67.0	193.8	258.3
Non-controlling interests	1.0	(0.9)	3.6	(1.4)
Loss (gain) on disposal of assets	(1.1)	1.2	(0.2)	0.6
Equity method loss (income)	(0.3)	0.3	(0.9)	(1.5)
Stock compensation	1.2	2.7	4.8	9.2
Monitoring fees and expenses	27.6	—	31.3	—
Realized gains on investments	(1.4)	—	(1.3)	—
Acquisition related expenses	0.6	0.2	12.5	14.0
Debt extinguishment costs	—	—	—	38.9
Impairment and restructuring charges	—	—	6.0	(0.1)
Pension credits	(1.0)	(1.2)	(2.1)	(5.1)
Discontinued operations, net of taxes	0.5	—	5.9	0.5
Adjusted EBITDA (1)	$128.5	$140.8	$421.2	$575.7

____________________
(1) Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income or loss, stock compensation, monitoring fees and expenses, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited) (continued)
Reconciliation of Certain Projected Fiscal Year 2013 Information
(In millions, except share and per share amounts)

	Low	High
Net income attributable to Vanguard Health Systems, Inc. stockholders	$62.0	$77.0
Interest, net	195.5	195.5
Income tax expense	38.0	49.5
Depreciation and amortization	254.0	253.0
Other (1)	0.5	—
Adjusted EBITDA (2)	$550.0	$575.0

Net income attributable to Vanguard Health Systems, Inc. stockholders, excluding debt extinguishment costs and acquisition related expenses	$62.0	$77.0
Accretion of redeemable non-controlling interests	(3.0)	(2.7)
Subtotal	59.0	74.3
Diluted weighted average shares outstanding (in thousands)	79,500	79,500
Diluted earnings per share	$0.74	$0.93
____________________

(1)	We have not projected acquisition related expenses or debt extinguishment costs in our outlook for fiscal year 2013.

(2)
Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income or loss, stock compensation, monitoring fees and expenses, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30,	June 30,
ASSETS	2011	2012
Current assets:
Cash and cash equivalents	$936.6	$455.5
Restricted cash	2.3	2.4
Accounts receivable, net of allowance for doubtful accounts of approximately $205.0 and $366.5, respectively	484.4	702.1
Inventories	83.9	97.0
Deferred tax assets	93.6	89.6
Prepaid expenses and other current assets	157.9	236.4
Total current assets	1,758.7	1,583.0
Property, plant and equipment, net of accumulated depreciation	1,830.5	2,110.1
Goodwill	757.1	768.4
Intangible assets, net of accumulated amortization	94.0	89.0
Deferred tax assets, noncurrent	27.5	71.2
Investments in securities	63.3	51.8
Escrowed cash for capital commitments	—	20.3
Other assets	65.8	94.3
Total assets	$4,596.9	$4,788.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$314.3	$390.6
Accrued salaries and benefits	248.9	226.0
Accrued health plan claims and settlements	114.9	67.8
Accrued interest	62.3	73.2
Other accrued expenses and current liabilities	223.4	219.9
Current maturities of long-term debt	461.8	11.2
Total current liabilities	1,425.6	988.7
Professional and general liability and workers compensation reserves	289.7	304.8
Unfunded pension liability	188.0	269.9
Other liabilities	125.8	174.7
Long-term debt, less current maturities	2,325.8	2,695.4
Commitments and contingencies
Redeemable non-controlling interests	—	53.1
Equity:
Vanguard Health Systems, Inc. stockholders' equity:
Common stock	0.7	0.8
Additional paid-in capital	330.5	403.3
Accumulated other comprehensive income (loss)	20.6	(48.4)
Retained deficit	(117.9)	(60.6)
Total Vanguard Health Systems, Inc. stockholders' equity	233.9	295.1
Non-controlling interests	8.1	6.4
Total equity	242.0	301.5
Total liabilities and equity	$4,596.9	$4,788.1

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Year ended
	June 30,
Operating activities:	2011	2012
Net income (loss)	$(8.4)	$55.9
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	5.9	0.5
Depreciation and amortization	193.8	258.3
Amortization of loan costs and accretion of principal on notes	29.4	14.2
Debt extinguishment costs	—	38.9
Acquisition related expenses	12.5	14.0
Stock compensation	4.8	9.2
Deferred income taxes	3.1	15.5
Other	(0.6)	0.4
Changes in operating assets and liabilities, net of the impact of acquisitions	42.0	(292.8)
Net cash provided by operating activities - continuing operations	282.5	114.1
Net cash used in operating activities - discontinued operations	(5.9)	(0.5)
Net cash provided by operating activities	276.6	113.6

Investing activities:
Acquisitions and related expenses, net of cash acquired	(464.9)	(212.9)
Capital expenditures	(206.5)	(293.3)
Proceeds from sales of investments in securities	252.7	85.3
Purchases of investments in securities	(123.7)	(73.5)
Net deposits to restricted cash and escrow fund	—	(20.5)
Other	(2.5)	1.7
Net cash used in investing activities	(544.9)	(513.2)

Financing activities:
Payments of long-term debt and capital leases	(10.6)	(553.1)
Proceeds from debt borrowings	1,011.2	452.2
Payments of debt issuance costs	(25.9)	(10.5)
Dividends paid to equity holders	(447.2)	—
Proceeds from the issuance of common stock	450.0	67.5
Payments of IPO costs	(26.9)	(6.9)
Payments of tender premiums on note redemptions	—	(27.6)
Distributions paid to non-controlling interests and other	(3.3)	(3.1)
Net cash provided by (used in) financing activities	947.3	(81.5)
Net increase (decrease) in cash and cash equivalents	679.0	(481.1)
Cash and cash equivalents, beginning of period	257.6	936.6
Cash and cash equivalents, end of period	$936.6	$455.5

Supplemental cash flow information:
Net cash paid for interest	$126.5	$162.4
Net cash paid for income taxes	$6.0	$4.5

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter ended June 30, 2011
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,186.7	100.0%	$—	—%	$(8.1)	$1,178.6
Premium revenues	—	—	223.1	100.0	—	223.1
Total revenues	1,186.7	100.0	223.1	100.0	(8.1)	1,401.7

Salaries and benefits (excludes stock compensation)	629.4	53.0	8.6	3.9	—	638.0
Health plan claims expense (1)	—	—	186.4	83.5	(8.1)	178.3
Supplies	207.6	17.5	—	—	—	207.6
Other operating expenses	249.6	21.0	9.8	4.4	—	259.4
Medicare and Medicaid EHR incentives	(10.1)	(0.9)	—	—	—	(10.1)
Segment EBITDA (2)	110.2	9.3	18.3	8.2	—	128.5
Less:
Interest, net	54.2	4.6	(0.9)	(0.4)	—	53.3
Depreciation and amortization	61.0	5.1	1.2	0.5	—	62.2
Equity method income	(0.3)	—	—	—	—	(0.3)
Stock compensation	1.2	0.1	—	—	—	1.2
Gain on disposal of assets	(1.1)	(0.1)	—	—	—	(1.1)
Monitoring fees and expenses	27.6	2.3	—	—	—	27.6
Acquisition related expenses	0.6	0.1	—	—	—	0.6
Realized gain on investments	(1.4)	(0.1)	—	—	—	(1.4)
Pension credits	(1.0)	(0.1)	—	—	—	(1.0)
Income (loss) from continuing operations before income taxes	$(30.6)	(2.5)%	$18.0	8.1%	$—	$(12.6)
___________________
(1) We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Quarter ended June 30, 2012
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,298.3	100.0%	$—	—%	$(10.3)	$1,288.0
Premium revenues	—	—	166.8	100.0	—	166.8
Total revenues	1,298.3	100.0	166.8	100.0	(10.3)	1,454.8

Salaries and benefits (excludes stock compensation)	645.1	49.7	9.9	5.9	—	655.0
Health plan claims expense (1)	—	—	130.6	78.3	(10.3)	120.3
Supplies	234.4	18.1	0.1	0.1	—	234.5
Other operating expenses	294.5	22.7	11.1	6.7	—	305.6
Medicare and Medicaid EHR incentives	(1.4)	(0.1)	—	—	—	(1.4)
Segment EBITDA (2)	125.7	9.7	15.1	9.1	—	140.8
Less:
Interest, net	50.9	3.9	(0.5)	(0.3)	—	50.4
Depreciation and amortization	66.0	5.1	1.0	0.6	—	67.0
Equity method loss	0.3	—	—	—	—	0.3
Stock compensation	2.7	0.2	—	—	—	2.7
Loss on disposal of assets	1.2	0.1	—	—	—	1.2
Acquisition related expenses	0.2	—	—	—	—	0.2
Pension credits	(1.2)	(0.1)	—	—	—	(1.2)
Income from continuing operations before income taxes	$5.6	0.4%	$14.6	8.9%	$—	$20.2

___________________
(1) We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Year ended June 30, 2011
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$3,753.6	100.0%	$—	—%	$(41.3)	$3,712.3
Premium revenues	—	—	869.4	100.0	—	869.4
Total revenues	3,753.6	100.0	869.4	100.0	(41.3)	4,581.7

Salaries and benefits (excludes stock compensation)	1,981.9	52.8	33.7	3.9	—	2,015.6
Health plan claims expense (1)	—	—	727.6	83.7	(41.3)	686.3
Supplies	669.8	17.8	0.1	—	—	669.9
Other operating expenses	758.1	20.2	40.7	4.7	—	798.8
Medicare and Medicaid EHR incentives	(10.1)	(0.3)	—	—		(10.1)
Segment EBITDA (2)	353.9	9.4	67.3	7.7	—	421.2
Less:
Interest, net	173.1	4.6	(1.9)	(0.2)	—	171.2
Depreciation and amortization	189.3	5.0	4.5	0.5	—	193.8
Equity method income	(0.9)	—	—	—	—	(0.9)
Stock compensation	4.8	0.1	—	—	—	4.8
Loss on disposal of assets	(0.2)	—	—	—	—	(0.2)
Realized gains on investments	(1.3)	—	—	—	—	(1.3)
Monitoring fees and expenses	31.3	0.8	—	—	—	31.3
Acquisition related expenses	12.5	0.3	—	—	—	12.5
Impairment and restructuring charges	6.0	0.2	—	—	—	6.0
Pension credits	(2.1)	(0.1)	—	—	—	(2.1)
Income (loss) from continuing operations before income taxes	$(58.6)	(1.6)%	$64.7	7.4%	$—	$6.1

___________________
(1) We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Year ended June 30, 2012
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues (1)	$5,234.0	100.0%	$—	—%	$(42.4)	$5,191.6
Premium revenues	—	—	757.4	100.0	—	757.4
Total revenues	5,234.0	100.0	757.4	100.0	(42.4)	5,949.0

Salaries and benefits (excludes stock compensation)	2,699.9	51.6	37.8	5.0	—	2,737.7
Health plan claims expense (1)	—	—	621.3	82.0	(42.4)	578.9
Supplies	911.5	17.4	0.1	—	—	911.6
Other operating expenses	1,130.5	21.6	42.8	5.7	—	1,173.3
Medicare and Medicaid EHR incentives	(28.2)	(0.5)	—	—	—	(28.2)
Segment EBITDA (2)	520.3	9.9	55.4	7.3	—	575.7
Less:
Interest, net	184.7	3.5	(1.9)	(0.3)	—	182.8
Depreciation and amortization	253.9	4.9	4.4	0.6	—	258.3
Equity method income	(1.5)	—	—	—	—	(1.5)
Stock compensation	9.2	0.2	—	—	—	9.2
Loss on disposal of assets	0.6	—	—	—	—	0.6
Acquisition related expenses	14.0	0.3	—	—	—	14.0
Debt extinguishment costs	38.9	0.7	—	—	—	38.9
Impairment and restructuring charges	(0.1)	—	—	—	—	(0.1)
Pension credits	(5.1)	(0.1)	—	—	—	(5.1)
Income from continuing operations before income taxes	$25.7	0.5%	$52.9	7.0%	$—	$78.6

___________________
(1) We eliminate in consolidation those patient service revenues earned by our healthcare facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Quarter ended
CONSOLIDATED:	June 30,
	2011	2012	% Change
Number of hospitals at end of period	26	28
Licensed beds at end of period	6,201	7,064
Discharges	65,023	70,983	9.2%
Adjusted discharges	120,404	131,641	9.3
Average length of stay	4.42	4.37	(1.1)
Patient days	287,319	310,284	8.0
Adjusted patient days	532,032	575,433	8.2
Patient revenue per adjusted discharge	$9,386	$9,659	2.9
Inpatient surgeries	15,049	17,016	13.1
Outpatient surgeries	30,929	33,062	6.9
Emergency room visits	281,763	310,495	10.2
Health plan member lives	245,100	234,500	(4.3)
Health plan claims expense percentage	79.9%	72.1%

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	15.8%	19.5%

Net patient revenue payer mix (1):
Medicare	27.3%	26.7%
Medicaid	13.9	14.4
Managed Medicare	11.4	10.6
Managed Medicaid	10.5	9.9
Managed care	34.0	35.0
Commercial	1.0	1.3
Self-pay	1.9	2.1
Total	100.0%	100.0%

Discharges by payer:
Medicare	29.4%	29.0%
Medicaid	11.4	11.0
Managed Medicare	13.0	12.5
Managed Medicaid	17.1	17.6
Managed care	23.1	22.8
Commercial	0.5	0.5
Self-pay	5.5	6.6
Total	100.0%	100.0%

___________________
(1) Net patient revenue payer mix as presented above includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Quarter ended
SAME STORE:	June 30,
	2011	2012	% Change
Number of hospitals at end of period	26	26
Licensed beds at end of period	6,201	6,198
Total revenues, including health plan revenues (in millions)	$1,413.6	$1,350.0	(4.5)%
Net patient service revenues (in millions)	$1,190.5	$1,192.2	0.1
Discharges	65,023	64,073	(1.5)
Adjusted discharges	120,404	121,347	0.8
Average length of stay	4.42	4.33	(2.0)
Patient days	287,319	277,493	(3.4)
Adjusted patient days	532,032	525,542	(1.2)
Patient revenue per adjusted discharge	$9,485	$9,711	2.4
Inpatient surgeries	15,049	14,979	(0.5)
Outpatient surgeries	30,929	30,482	(1.4)
Emergency room visits	281,763	288,847	2.5
Health plan member lives	245,100	224,200	(8.5)

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	15.8%	17.8%

Net patient revenue payer mix (1):
Medicare	27.6%	26.5%
Medicaid	14.3	12.9
Managed Medicare	11.3	11.1
Managed Medicaid	10.3	10.1
Managed care	33.6	36.0
Commercial	1.0	1.3
Self-pay	1.9	2.1
Total	100.0%	100.0%

Discharges by payer:
Medicare	29.4%	28.8%
Medicaid	11.4	10.8
Managed Medicare	13.0	13.2
Managed Medicaid	17.2	17.2
Managed care	23.1	23.3
Commercial	0.5	0.5
Self-pay	5.4	6.2
Total	100.0%	100.0%
___________________
(1) Net patient revenue payer mix as presented above includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

Note: Same store results include those facilities that we owned for the entirety of both quarterly periods.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Year Ended			Year Ended
CONSOLIDATED:	June 30,			June 30, 2012
	2011	2012	% Change	as adjusted (1)	% Change
Number of hospitals at end of period	26	28
Licensed beds at end of period	6,201	7,064
Discharges	223,793	285,026	27.4%	285,026	27.4%
Adjusted discharges	404,178	518,118	28.2	518,118	28.2
Average length of stay	4.37	4.40	0.7	4.40	0.7
Patient days	977,879	1,254,121	28.2	1,254,121	28.2
Adjusted patient days	1,766,085	2,279,732	29.1	2,279,732	29.1
Patient revenue per adjusted discharge	$8,860	$9,637	8.8	9,541	7.7
Inpatient surgeries	49,813	67,258	35.0	67,258	35.0
Outpatient surgeries	98,875	127,402	28.9	127,402	28.9
Emergency room visits	924,848	1,220,357	32.0	1,220,357	32.0
Health plan claims expense percentage	78.9%	76.4%		76.4%

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	16.4%	19.0%		19.1%

Net patient revenue payer mix (2):
Medicare	27.5%	28.0%		27.3%
Medicaid	12.7	14.2		14.3
Managed Medicare	12.7	10.7		10.8
Managed Medicaid	10.1	9.7		9.8
Managed care	34.9	34.3		34.7
Commercial	0.9	1.3		1.3
Self-pay	1.2	1.8		1.8
Total	100.0%	100.0%		100.0%

Discharges by payer:
Medicare	28.7%	29.2%		29.2%
Medicaid	10.6	11.4		11.4
Managed Medicare	14.3	12.5		12.5
Managed Medicaid	16.4	16.9		16.9
Managed care	23.9	22.8		22.8
Commercial	0.5	0.5		0.5
Self-pay	5.6	6.7		6.7
Total	100.0%	100.0%		100.0%

___________________
(1) Excludes the impact of the updates to Medicare reimbursement estimates recorded and previously disclosed during the third quarter of fiscal year 2012.
(2) Net patient revenue payer mix as presented above includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Year Ended			Year Ended
SAME STORE:	June 30,			June 30, 2012
	2011	2012	% Change	as adjusted (1)	% Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	3,950	3,947
Total revenues, including health plan revenues (in millions)	$3,328.1	$3,333.1	0.2%	$3,302.7	(0.8)%
Net patient service revenues (in millions)	$2,458.7	$2,604.0	5.9	$2,573.6	4.7
Discharges	167,937	164,350	(2.1)	164,350	(2.1)
Adjusted discharges	302,804	307,056	1.4	307,056	1.4
Average length of stay	4.16	4.04	(2.9)	4.04	(2.9)
Patient days	698,408	663,676	(5.0)	663,676	(5.0)
Adjusted patient days	1,259,286	1,239,951	(1.5)	1,239,951	(1.5)
Patient revenue per adjusted discharge	$7,950	$8,291	4.3	$8,192	3.0
Inpatient surgeries	35,679	35,084	(1.7)	35,084	(1.7)
Outpatient surgeries	72,737	71,595	(1.6)	71,595	(1.6)
Emergency room visits	663,745	687,324	3.6	687,324	3.6

Uncompensated care as a percent of net patient revenues (prior to these uncompensated care adjustments)	17.9%	21.4%		21.6%

Net patient revenue payer mix (2):
Medicare	26.7%	26.5%		25.6%
Medicaid	8.1	8.2		8.3
Managed Medicare	16.5	16.5		16.7
Managed Medicaid	9.9	8.9		9.0
Managed care	37.5	37.9		38.3
Commercial	1.2	1.4		1.5
Self-pay	0.1	0.6		0.6
Total	100.0%	100.0%		100.0%

Discharges by payer:
Medicare	27.6%	27.1%		27.1%
Medicaid	8.6	7.9		7.9
Managed Medicare	17.5	17.6		17.6
Managed Medicaid	15.2	14.8		14.8
Managed care	25.6	25.8		25.8
Commercial	0.5	0.6		0.6
Self-pay	5.0	6.2		6.2
Total	100.0%	100.0%		100.0%
___________________
(1) Excludes the impact of the updates to Medicare reimbursement estimates recorded and previously disclosed during the third quarter of fiscal year 2012.
(2) Net patient revenue payer mix as presented above includes the impact of the reclassification of the provision for doubtful accounts to a revenue deduction instead of an operating expense.

Note: Same store results include those facilities that we owned for the entirety of both years.

Contact: Vanguard Health Systems, Inc.
Gary Willis
Senior Vice President and Chief Accounting Officer
(615) 665-6098